                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                         Commonwealth Bankshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No Fee Required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ______________________________________________

     2)   Form, Schedule or Registration Statement No.: ________________________

     3)   Filing Party: ________________________________________________________

     4)   Date Filed: __________________________________________________________

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Commonwealth Bankshares, Inc.:


     NOTICE is hereby given that the 2000 Annual Meeting of Shareholders of Commonwealth Bankshares, Inc. (the "Corporation") will be held in the James Madison Hotel, 2/nd/ Floor "Ballroom," at 345 Granby Street, Norfolk, VA on Tuesday, June 27, 2000 at 3:00 P.M. local time, for the following purposes:

     1. Election of two members of the Board of Directors of the Corporation as Class 3 directors to serve until the 2003 Annual Meeting of Shareholders.

     2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 19, 2000 are entitled to notice of, and to vote at, such meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

     To assure that your shares are represented at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. The enclosed envelope requires no postage if mailed in the United States. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted by contacting the President of the Corporation, Edward J. Woodard, Jr., in person or in writing.


                              By Order of the Board of Directors


                              Edward J. Woodard, Jr., CLBB
                              Chairman of the Board, President and
                              Chief Executive Officer

Dated in Norfolk, Virginia and
mailed this June 5, 2000

                         COMMONWEALTH BANKSHARES, INC.
                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 27, 2000

     The solicitation of the enclosed 2000 proxy is made by and on behalf of the Board of Directors of Commonwealth Bankshares, Inc. (the "Corporation") to be used at the 2000 Annual Meeting of Shareholders to be held on June 27, 2000 at 3:00 p.m., or any adjournment thereof, James Madison Hotel, 2/nd/ Floor "Ballroom," at 345 Granby Street, Norfolk, VA. The approximate mailing date of this Proxy Statement and the accompanying proxy is June 5, 2000. The matters to be considered and acted upon are (i) the election of two Class 3 directors of the Corporation to serve until the 2003 Annual Meeting of Shareholders and (ii) such other business as may properly come before the meeting or any adjournment thereof.

     The Corporation is a one bank holding company organized under the laws of the Commonwealth of Virginia. It's wholly-owned subsidiary, Bank of the Commonwealth, is a Virginia state bank and member of the Federal Reserve. The Bank operates six branches in Tidewater, Virginia.

Person Making The Solicitation

     The cost of the solicitation of proxies will be borne by the Corporation. Solicitations will be made only by the mails, except that, if necessary, officers and regular employees of the Bank or the Corporation may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Corporation will, upon request, reimburse them for their reasonable charges and expenses in this connection.

Revocability of Proxy

     Anyone who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the President of the Corporation, Edward J. Woodard, Jr., in person or in writing, or by filing a duly executed proxy bearing a later date. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein, if any.

Voting Shares and Vote Required

     Only shareholders of record at the close of business on May 19, 2000 will be entitled to vote at the meeting, or any adjournment thereof. The Corporation has issued only Common Stock, $2.50 par value (the "Common Stock"). As of May 19, 2000 the Corporation had issued and outstanding 1,665,827 shares of Common Stock held of record by approximately 750 shareholders. Shareholders are entitled to one vote for each share of Common Stock on all matters to come before the meeting. In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or proxy. In accordance with Virginia law, broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as a vote cast on any proposal. Accordingly, broker non-votes will have no effect on the election of directors. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

     The Corporation's Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Board of Directors currently consists of nine directors.

     At the 2000 Annual Meeting, two directors comprising Class 3 will be elected to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified. The Board recommends that the two nominees named below be elected. Proxies received will be voted for the election of such nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for one or all of the nominees may so indicate on the proxy. All of the nominees are currently members of the Board. All of the nominees have consented to be named and have indicated their intent to serve if elected. However, in the event any nominee is not available for election, the proxies will be voted for such person as shall be designated by the Board as a replacement.

                                  MANAGEMENT

The following table sets forth as of May 19, 2000, certain information with respect to each director including age, principal occupation, the year each nominee or incumbent director first became a director, and each such person's beneficial ownership of the Corporation's Common Stock. Unless otherwise indicated, the business experience and principal occupation shown for each nominee or incumbent director has extended five or more years. All of the Corporation's directors and named executive officer receive mail at the Corporation's offices.

                                                                                                    Number and
                                   Served as        Principal Occupation                            Percent of
                                    Director             During Past                           Shares Beneficially
         Name              Age       Since               Five Years                                Owned (1)(2)
         ----              ---     ---------        ---------------------                         -------------
Nominees For Election Whose Terms Will Expire in 2003 (Class 3)

  William P. Kellam         85        1971          Retired President of Kellam-Eaton                 34,928(3)
                                                    Insurance Agency, Inc. (real                        2.07%
                                                    estate and insurance), Virginia
                                                    Beach, Virginia, a position he
                                                    held until 1986.

  Edward J. Woodard, Jr.    57        1973          Chairman of the Board, President                  37,603(4)
  CLBB                                              and Chief Executive Officer of the                  2.23%
                                                    Corporation and the Bank.

                                                                                                           Number and
                                          Served as                 Principal Occupation                   Percent of
                                           Director                      During Past                  Shares Beneficially
            Name                Age         Since                        Five Years                       Owned (1)(2)
            ----                ---       ---------                 --------------------                 -------------
Incumbent Directors Whose Terms Will Expire in 2001 (Class 1)

William D. Payne, M.D.          64          1988               General, Laproscopic and                      19,432(5)
                                                               Endoscopic Surgeon and President                1.15%
                                                               with Drs. Payne, Ives & Holland,
                                                               Inc., General, Laproscopic and
                                                               Endoscopic Surgery in Norfolk,
                                                               Virginia.

Morton Goldmeier                76          1988               President of Hampton Roads                    74,690(6)
                                                               Management Associates, Inc.                     4.44%


Richard J. Tavss                60          1988               Senior counsel of Tavss, Fletcher,           119,980(7)
                                                               Maiden, & King, P.C. in Norfolk,                7.13%
                                                               Virginia.


Incumbent Directors Whose Terms Will Expire in 2002 (Class 2)

George H. Burton, Jr.           89          1981               President of Burton Lumber Corp.,             66,168(8)
                                                               a building materials and supplies               3.94%
                                                               company located in Chesapeake,
                                                               Virginia.

Herbert Perlin                  59          1987               President of Perlin Benefit                   44,187(9)
                                                               Resources Inc., a regional pension              2.62%
                                                               company located in Chesapeake,
                                                               Virginia.

Kenneth J. Young                49          1999               President of Leisure & Recreation              2,507(10)
                                                               Consultants Inc. Tampa, Florida                       *

Thomas W. Moss, Jr.             72          1999               Attorney, President & Sole Owner               2,473(11)
                                                               of Thomas W. Moss, Jr., PC located                    *
                                                               in Norfolk, Virginia.

All Directors and executive officers as Group (11 persons)                                                  431,876
                                                                                                              23.81%

  * Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Corporation.

  (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options.

  (2) Based on 1,665,827 issued and outstanding shares of common stock as of May 19, 2000.

  (3) Includes 18,000 shares which Mr. Kellam has the right to acquire through the exercise of stock options.

  (4) Includes (i) 19,133 shares which Mr. Woodard has the right to acquire through the exercise of stock options, (ii) 621 shares registered in the name of E. J. Woodard, Jr., Custodian for Troy Brandon Woodard, (iii) 1,475 shares registered in the name of E. J. Woodard, Jr. and Sharon W. Woodard, Custodians of Troy Brandon Woodard, (iv) 2,022 shares held in trust, representing the proceeds of a self directed Individual Retirement Account for the benefit of E. J. Woodard, Jr., and (v) 8,292 shares owned jointly by Mr. Woodard and his wife.

  (5) Includes 18,000 shares which Dr. Payne has the right to acquire through the exercise of stock options.

  (6) Includes (i) 18,000 shares which Mr. Goldmeier has the right to acquire through the exercise of stock options and (ii) 16,189 shares owned by Mr. Goldmeier's wife, for which Mr. Goldmeier disclaims beneficial ownership.

  (7) Includes (i) 18,000 shares which Mr. Tavss has the right to acquire through the exercise of stock options, (ii) 1,216 shares registered in the name of Richard J. Tavss, Custodian for Bobbie J. Tavss, (iii) 745 shares registered in the name of the Estate of Daniel J. Tavss c/o Richard J. Tavss, trustee under the will, and (iv) 202 shares registered in the name of Richard J. Tavss, Custodian for Sanders T. Schoolar V.

  (8) Includes (i) 13,177 shares which Mr. Burton has the right to acquire through the exercise of stock options and (ii) 8,250 shares registered in the name of Clarice B. Burton revocable trust dated 5/21/83.

  (9) Includes (i) 18,000 shares which Mr. Perlin has the right to acquire through the exercise of stock options, (ii) 18,318 shares registered in the name of Herbert L. Perlin, Profit Sharing Trust, of which Mr. Perlin is Acting Trustee, (iii) 3,909 shares owned jointly by Mr. Perlin and his wife and (iv) 3,591 shares register in the name of the Perlin Revocable Living Trust.

  (10) Includes 2,000 shares which Mr. Young has the right to acquire through the exercise of stock options.

  (11) Includes 2,000 shares which Mr. Moss has the right to acquire through the exercise of stock options.

Meetings and Committees of the Board of Directors

     The Corporation's Board of Directors has primary responsibility for the determination of corporate policies and the overall financial condition of the Corporation. The Board appoints a chief executive and other officers who are responsible for conducting business on a day-to-day basis under the Board's guidance. In turn, the management of the Corporation provides the Board of Directors with a regular and detailed flow of information relating to the Corporation's overall condition and financial performance.

     During 1999, the Board of Directors met twelve times for regular monthly meetings. All directors attended at least 75% of the total meetings of the Board of Directors and the various committees on which they are members.

     The Board of Directors has five standing committees: Executive Committee, Audit Committee, Compensation Committee, Investment Committee and Nominating Committee. At its first meeting after the annual meeting of shareholders, the Board elects each Committee. Committee members serve for one year or until the first meeting of the Board following the next annual meeting of shareholders.

Executive Committee

     The Executive Committee consists of three members, selected in rotation from the nine directors: E. J. Woodard, Jr., George H. Burton, Jr., William P. Kellam, Morton Goldmeier, Richard J. Tavss, William D. Payne, Thomas W. Moss, Jr., Kenneth J. Young and Herbert L. Perlin. When the Board is not in session, the Executive Committee is authorized to exercise all of the Board's power except for certain fundamental responsibilities, such as approval of an amendment of the articles of incorporation or a plan of merger or consolidation. The Executive Committee meets to act on capital expenditures, to elect officers other than senior officers and to review and consider certain matters and policies for recommendation to the full Board. The Executive Committee met 25 times in 1999.

Audit Committee

     The Audit Committee during 1999 was composed of five directors: George H. Burton, Jr., William P. Kellam, Thomas W. Moss, Jr., Kenneth J. Young and Morton Goldmeier, none of whom is an officer. E. J. Woodard, Jr. served as an ex-officio member. The functions of the Audit Committee are to (i) recommend selection of independent certified public accountants, (ii) approve the scope of the accountants' examination, (iii) review internal accounting procedures, (iv) review reports of examination by the accountants and by regulatory agencies having jurisdiction over the Corporation, (v) monitor internal programs to ensure compliance with the law and avoidance of conflicts of interest, and (vi) aid the Board in fulfilling its responsibilities for financial reporting to the public. The Audit Committee met one time during 1999.

Personnel/Compensation Committee

     The Personnel/Compensation Committee during 1999 was composed of six directors: E. J. Woodard, Jr., Richard J. Tavss, William P. Kellam, Thomas W. Moss, Jr., Kenneth J. Young and William D. Payne, M.D. The Personnel/Compensation Committee recommends the compensation of officers to the Executive Committee and the Board. The Personnel/Compensation Committee met three times during 1999. Mr. Woodard abstained from discussion regarding his salary and is not permitted to participate in the consideration and recommendation by the Committee as to his compensation.

Investment Committee

     The Investment Committee during 1999 was composed of four directors: E. J. Woodard, Jr., Herbert L. Perlin, Morton Goldmeier, and George H. Burton, Jr. The Investment Committee administers the investment policies of the Corporation. The Investment Committee met two times during 1999.

Nominating Committee

     The Nominating Committee of the Board during 1999 was composed of four directors: E. J. Woodard, Jr., Morton M. Zedd, William P. Kellam and Richard J. Tavss. The basic function of this Committee is the recommendation of those persons to be designated as Board nominees for election to the Board by the shareholders of the Corporation at its Annual Meeting. The Nominating Committee met one time in 1999.

     The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for nomination and election to the Board. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, and able to represent the interests of all shareholders. Shareholders wishing to nominate a candidate should forward the candidate's name and a description of the candidate's background and qualifications to the Corporate Secretary.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to beneficial ownership of the Corporation's Common Stock as of December 31, 1999 by each beneficial owner of more than 5% of the Corporation's Common Stock.

            Name and Address
                of Holder                          Beneficial Ownership
            -----------------                      --------------------
                                               Shares               Percent
                                               ------               -------
          John Hancock Mutual Life             91,437                 5.6%
          Insurance Company
          101 Huntington Avenue
          Boston, Massachusetts 02199

          Richard J. Tavvs*                   119,980                7.13%

       *Mr. Tavss is a Director of the Corporation and receives mail at the Corporation's offices.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors

     Certain directors and officers of the Corporation and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, some of these persons engaged in transactions with the Bank in the ordinary course of business during 1999, and will have additional transactions with the Bank in the future. All loans extended and commitments to lend by the Bank to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

     As of December 31, 1999, the amount of loans from the Bank to all officers and directors of the Corporation and the Bank, and entities in which they are associated, was approximately $3.2 million. This amount represented 26.3% of the total equity capital of the Bank as of December 31, 1999.

Business Relationships and Transactions with Management

     In the ordinary course of its business, the Corporation and the Bank engaged in certain transactions with their officers and directors in which such officers and directors have a significant interest. All such transactions have been made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties. The Bank has from time to time retained the Norfolk, Virginia law firm of Tavss, Fletcher, Maiden and King, P.C., of which Mr. Tavss, a director of the Corporation and the Bank, is senior counsel, to perform certain legal services for the Corporation and the Bank.

     In 1984, the Bank entered into a lease with Boush Bank Building Associates, a limited partnership (the "Partnership"), to rent the headquarters building (the "Headquarters") of the Corporation and the Bank, which is located at the corners of Freemason and Boush Streets, Norfolk, Virginia. The general partner of the Partnership is Boush Bank Building Corporation. All of the limited partners of the Partnership, namely Messrs. Woodard, Burton and Kellam, are directors of the Corporation and the Bank. The lease requires the Bank to pay all taxes, maintenance and insurance. The term of the lease is twenty-three years and eleven months, and began on December 19, 1984. In connection with this property, the lessor has secured financing in the form of a $1,600,000 industrial development revenue bond from the Norfolk Redevelopment and Housing Authority payable in annual installments, commencing on January 1, 1987, at amounts equal to 3% of the then outstanding principal balance through the twenty-fifth year, when the unpaid balance will become due. Interest on this bond is payable monthly, at 68.6% of the prime rate of Crestar Bank in Richmond, Virginia. Monthly rent paid by the Bank is equal to interest on the above bond, plus any interest associated with secondary financing provided the lessor by the Bank. The Bank has the right to purchase, at its option, an undivided interest in the property at undepreciated original cost, and is obligated to purchase in each January after December 31, 1986, an undivided interest in an amount equal to 90% of the legal amount allowed by banking regulations for investments in fixed properties, unless the Bank's return on average assets is less than seven-tenths of one percent. Under this provision the Bank has purchased 54.4% of this property for a total of $999,611. No purchases have been made after 1988. The terms of the lease are not less favorable than could be obtained from a non-related party.

                            EXECUTIVE COMPENSATION

Summary Executive Compensation Table

     The following table sets forth the annual compensation paid or accrued by the Corporation and its subsidiaries to Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank for the past three fiscal years. Compensation for each other executive officer of the Corporation or the Bank did not exceed $100,000 in 1999 and, therefore, is not shown in the table.

                          Summary Compensation Table

Name and
Principal Position                                     Annual Compensation
--------- --------                                    ---------------------
                                                                               Director's       All Other
                                   Year          Salary           Bonus           Fees        Compensation(1)
                                   ----          ------           -----           ----        --------------
Edward J. Woodard, Jr.,            1999         $182,500        $18,500         $23,600          --
CLBB                               1998          175,000         15,000          16,300          --
Chairman of the Board              1997          165,000         10,000          12,100          --
President and Chief
Executive Officer

____________________
(1) Perquisites and other personal benefits did not exceed the lessor of $50,000 or 10% of total salary and bonus as reported above.

     The table below sets forth information regarding stock option grants to the executive officer listed in the Summary Compensation Table above during the fiscal year ended December 31, 1999. The grant was made pursuant to the 1990 Stock Option Plan.

                       Option Grants in Last Fiscal Year

                                 Number of       % of Total Options
                                 Securities          Granted to
                             Underlying Options     employees in      Exercise  Expiration
Name                              Granted            Fiscal Year       Price       Date
----                              -------            ------ ----       -----       ----
Edward J. Woodard, Jr.              2500                 33%          $15.03    12/31/09

     No stock options were exercised in 1999 by the executive officer whose compensation is disclosed in the summary Executive Compensation Table above. The table below sets forth exercisable and unexercisable stock options held by the executive officer as of December 31, 1999, all of which were granted pursuant to the 1990 Stock Option Plan.

                         Fiscal Year End Options Table

                                Number of Securities
                           Underlying Unexercised Options         Value of Unexercised In-The-Money
                               at Fiscal Year-End (#)             Options at Fiscal Year-End ($)(1)
                           ------------------------------       -----------------------------------
Name                       Exercisable      Unexercisable       Exercisable           Unexercisable
----                       -----------      -------------       -----------           -------------
Edward J. Woodard, Jr.       19,133            5,000              $46,433                    0

__________________
(1) The last known sale of the Company's Common Stock in 1999 was at $9.00 per share.

Employment Agreements

     The Boards of Directors of the Corporation and the Bank approved the execution of an employment agreement (the "Agreement"), effective January 1, 1990, between the Bank and Edward J. Mr. Woodard, Jr., Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank. The Agreement, as amended on January 1, 1994, provides for employment of Mr. Woodard, with duties and responsibilities substantially the same as those assigned on the date of the Agreement, until the earlier of (i) December 31, 2001, (ii) his death, or (iii) his physical or mental disability; provided, however, that provisions are made for the termination of employment by either the Bank or Mr. Woodard in the event of a "change in control" of the Corporation or the Bank, or for "good reason"; and provided further, however, that the Agreement will be renewed automatically for an additional period of one year on each January 1, unless prior to August 1 in any given year either party to the Agreement shall give notice of non-renewal to the other party.

     In the case of termination (i) by the Corporation or the Bank prior to a "change in control," unless "for good cause," or (ii) by Mr. Woodard for "good reason," certain payments stipulated in the Agreement are due Mr. Woodard as follows: (a) if by the Corporation or the Bank prior to "a change in control," unless "for good cause," twelve equal monthly payments equal to Mr. Woodard's base salary, plus director fees, if any; and (b) if by Mr. Woodard for "good reason" or by the Bank without "good cause," 60 equal monthly payments equal to approximately three times Mr. Woodard's existing salary at the time of termination.

     A "change in control" is defined in the Agreement to occur upon (i) any entity acquiring or entering into a definitive agreement to acquire more than 25% of the stock of either the Corporation or the Bank, (ii) a change in the composition of a majority of the Board of Directors of either the Corporation or the Bank in any twelve month period, or (iii) the Corporation ceasing to be the owner of all of the Bank's stock, except for directors' qualifying shares. The term "for good cause" is defined as dismissal of Mr. Woodard for his failure to perform required services, gross or willful neglect of duty or illegal or intentional acts demonstrating bad faith. The term "good reason" is defined to include the assignment to Mr. Woodard of duties or responsibilities inconsistent with those in effect on the dates of the Agreement, or a change of control of either the Corporation or the Bank.

     The Bank also has entered into an Amended and Restated Deferred Supplemental Compensation Agreement (the "Supplemental Agreement") with Mr. Woodard. The Supplemental Agreement, as amended and restated, provides that upon the earlier of the date upon which (i) Mr. Woodard attains the age of 65 years,
(ii) Mr. Woodard's employment with the bank is terminated for any reason whatsoever, or (iii) Mr. Woodard dies, Mr. Woodard or his beneficiary shall be entitled to payment of $250,000 in 120 equal monthly installments. Additionally, the Supplemental Agreement provides that following the date upon which Mr. Woodard attains, or would have attained, the age of 65 years, Mr. Woodard or his designated beneficiary shall be entitled to payment of $360,000 in 180 equal monthly installments. In addition to the payments described above, upon Mr. Woodard's death, his beneficiary shall be entitled to a lump sum payment of $250,000 following the date of his death. The Supplemental Agreement obligates Mr. Woodard to make himself available to the Bank after retirement, so long as he receives payments under the Supplemental Agreement, for occasional consultation which the Bank may reasonably request. All amounts unpaid under the Supplemental Agreement may be forfeited after notice to Mr. Woodard in the event the Board of Directors of the Bank determines in good faith that Mr. Woodard is performing services of any kind to a firm or corporation competitive with the business of the Bank during the period that he is receiving payments under the Supplemental Agreement.

Employee Benefit Plans

     Employee Stock Options. On February 20, 1990, the Corporation's Board of Directors approved a non-qualified stock option plan (the "1990 Plan") for the issuance of 25,000 shares of the Corporation's Common Stock to eligible officers and key employees of the Corporation and the Bank at prices not less than the market value of the Corporation's Common Stock on the date of grant. On April 29, 1997, the shareholders approved an amendment to the 1990 Plan to increase the number of shares available for issuance under the 1990 Plan to 45,000 shares. The 1990 Plan expired on February 20, 2000. Until expiration, the options may be exercised in whole at any time or in part from time to time. The table below sets forth information regarding stock options exercised as of May 19, 2000.

                           2000 Exercise of Options

Name and                                           Date         Number of     Date          Exercised
Principal Position                                 Granted      Options       Exercised     Price
------------------                                 -------      -------       ---------     ---------
Edward J. Woodard, Jr.                             02/20/90      5,064        02/17/00         $4.81
CLBB, Chairman of the Board, President & CEO
John H. Gayle                                      02/20/90      3,038        02/17/00         $4.81
Executive Vice President & Personnel Officer

Name and                                           Date         Number of     Date          Exercised
Principal Position                                 Granted      Options       Exercised     Price
------------------                                 --------     ---------     ---------     ---------

Simon Hounslow                                     02/20/90      3,038        02/17/00         $4.81
Senior Vice President & Commercial Loan Officer
Barbara Clevenger                                  02/20/90      1,012        02/17/00         $4.81
Administrative Assistant
Deborah Coon                                       02/20/90      1,012        02/17/00         $4.81
Vice President & Data Processing Officer

     401(k) Profit Sharing Plan. In 1993, the Bank adopted a thrift and profit sharing plan qualified under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") to replace the Bank's former profit sharing plan. Employees who have attained the age of 20 years and six months and completed six months of service with the Bank are eligible to participate in the 401(k) Plan. Eligible employees who elect to participate may contribute up to 15% of their annual salary to the 401(k) Plan. The Bank may make a matching contribution. The amount of the match, if any, will be determined by the Bank each year. The Bank contributed a matching contribution of $17,577 and a discretionary profit sharing contribution of $27,423 to the 401(k) Profit Sharing Plan during 1999.

Non-Employee Director Stock Compensation Plan

     On April 25, 1995 the shareholders approved a non-employee director stock compensation plan (the "Non-Employee Director Plan") for the issuance of 50,000 shares of the Corporation's common stock to eligible non-employee directors of the Corporation at prices determined by average of the five most recent trades of the common stock on the over-the-counter market during the period, not to exceed 30 calendar days, immediately preceding an option's grant date or such other value per share as is determined by the employee directors. No options may be awarded under the Non-Employee Director Plan after January 17, 2000. On April 29, 1997, the shareholders approved an amendment to the Non-Employee Director Plan to increase shares available for issuance under the Non-Employee Director Plan to 70,000 shares.

1999 Stock Incentive Plan

     On April 27, 1999, the shareholders approved the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan (the "1999 Plan") for the issuance of up to the lesser of (i) fifteen percent (15%) of the Corporation's issued and outstanding common stock less the aggregate number of shares subject to issuance pursuant to options granted, or available for grant, under the 1990 Plan and the Non-Employee Director Plan or (ii) 350,000 shares. Of the aggregate number of shares of the Corporation's Common Stock that may be subject to award under the 1999 Plan, sixty percent (60%) are available for issuance to the Corporation's non-employee directors, and forty percent (40%) are available for issuance to Corporation's employees. All the employees of the Corporation and the Bank, and all other members of the Board of Directors of the Corporation, are eligible to receive awards under the 1999 Plan.

Compensation of Directors

     The fees paid to the Corporation's directors during 1999 were $800 for each meeting of the Board attended. In addition, directors received $400 for attending meetings of each of the standing committees. The Corporation has a Directors' Deferred Compensation Plan by which directors may defer recognition of income on all or a portion of their meeting fees earned during the fiscal year. A total of $59,600 was deferred by directors in 1999 pursuant to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE TWO NOMINEES LISTED ABOVE AS THE DIRECTORS OF THE CORPORATION.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's Board of Directors approved the appointment of Poti, Walton, & Associates, P.C., Certified Public Accountants, as the Corporation's independent public accountants for the fiscal year ending December 31, 1999. No firm has been selected by the Board of Directors to act as the Corporation's independent public accountants for the current year. The Board will make this decision later in the year. Representatives of Plott, Walton & Associates, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                         SUBMISSION OF PROPOSALS 2001

     Proposals of shareholders intended to be presented at the Corporation's 2001 Annual Meeting of Shareholders must be received by the Corporation at its executive offices, Boush and Freemason Streets, P. O. Box 1177, Norfolk, Virginia 23501, no later than December 2, 2000, in order for such proposals to be included in the Corporation's Proxy Statement and form of Proxy relating to such meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

                                    GENERAL

  The Corporation's 1999 Annual Report to Shareholders accompanies this Proxy Statement. The 1999 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY.

                                    By Order of the Board of Directors



                                    Edward J. Woodard, Jr., CLBB
                                    Chairman of the Board, President
                                    and Chief Executive Officer

Dated in Norfolk, Virginia and
mailed this 5th day of June 2000.

                         COMMONWEALTH BANKSHARES, INC.
                               403 Boush Street
                  P.O. Box 1177, Norfolk, Virginia 23501-1177
                             Phone (757) 446-6900

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 June 27, 2000
          This Proxy Is Solicited On Behalf Of The Board of Directors


     The undersigned hereby revokes all prior proxies and appoints Richard J. Tavss and Morton Goldmeier, or any one of them, each with the power of substitution, as Proxies to vote, as designated below, all the shares of Common Stock of Commonwealth Bankshares, Inc. held of record by the undersigned on May 19, 2000 at the Annual Meeting of Shareholders to be held on June 27, 2000, or any adjournment thereof.

     (1) Proposal I: Election of two Class 3 Directors set forth below to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified:

                               William P. Kellam

          [_]  FOR       [_]  AGAINST        [_]    ABSTAIN

                         Edward J. Woodard, Jr., CLBB

          [_]  FOR       [_]  AGAINST        [_]    ABSTAIN


     (2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will
                                        ----------------------------------------
be voted by the named Proxies FOR the two nominees listed in Proposal I and in
------------------------------------------------------------------------------
their discretion as to other business properly before the meeting.
-----------------------------------------------------------------

     Please sign exactly as your name(s) appear below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ________________, 2000.


      ___________________________            ______________________________
      Shareholder Signature                  Shareholder Signature

      ___________________________            ______________________________
      Social Security Number                 Social Security Number